Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of Parkway Acquisition Corp. of our report dated April 4, 2018, relating to our audit of the financial statements of Great State Bank as of December 31, 2017 and 2016 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Brown, Edwards & Company, L.L.P.

Blacksburg, Virginia

April 13, 2018